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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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SMITH BARNEY FUNDS, INC. -- UTILITY PORTFOLIO
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Smith Barney Funds, Inc. -- Utility Portfolio ("Utility Portfolio"), hereby appoints Heath B. McLendon, Jessica M. Bibliowicz, Christina T. Sydor and Robert A. Vegliante attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Utility Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of Utility Portfolio to be held at the offices of Utility Portfolio, 388 Greenwich Street, 26th Floor, New York, New York on November 15, 1995 at 10:00 a.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated October 2, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                         PLEASE SIGN, DATE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE

          Date:  ________________________________________________

          Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                   ________________________________________________

                   ________________________________________________
                    Signature(s)        (Title(s), if applicable)





















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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
 ..............................................................................

Please indicate your vote by FILLING the appropriate box below, as shown, using blue or black ink or dark pencil Do not use red ink. [*]. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                                                        [ ]     [ ]        [ ]
1. To approve or disapprove the                       FOR   AGAINST  ABSTAIN
   Agreement and Plan of Reorganization


dated as of October 2, 1995 providing for (i) the acquisition of all or substantially all of the assets of the Utility Portfolio ("Utility Portfolio") of Smith Barney Funds, Inc. by Smith Barney Income Funds on behalf of Smith Barney Utilities Fund ("Utilities Fund") in exchange for shares of Utilities Fund and the assumption by Smith Barney Income Funds on behalf of Utilities Fund of scheduled liabilities of Utility Portfolio, (ii) the distribution to shareholders of Utility Portfolio of such shares of Utilities Fund in liquidation of Utility Portfolio and (iii) the subsequent termination of Utility Portfolio.

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD